Exhibit 10.1

NOTE AND WARRANT PURCHASE

AGREEMENT

Dated as of July 16, 2008

by and among

VALCENT PRODUCTS INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

i

ii

iii

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT dated as of July 16, 2008 (this “Agreement”) by and among Valcent Products Inc., a corporation organized under the laws of Alberta, Canada (the “Company”), and each of the purchasers of the senior secured convertible promissory notes of the Company whose names are set forth on Exhibit A attached hereto (each a “Purchaser” and collectively, the “Purchasers”) and, for purposes of Section 1.2 hereof, Viscount Investment, Ltd. and Bodie Investment Group Inc..

The parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTES AND WARRANTS

Section 1.1           Purchase and Sale of Notes and Warrants

(a)            Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, (i) zero coupon senior secured convertible promissory notes in the aggregate principal amount of $2,428,160, convertible into shares of the Company’s common stock, no par value per share (the “Common Stock”), in substantially the form attached hereto as Exhibit B (the “Notes”).  The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

(b)            Upon the following terms and conditions, the Purchasers shall be issued (i) Warrants, in substantially the form attached hereto as Exhibit C-1 (the “Series A Warrants”), to purchase a number of shares of Common Stock equal to one hundred percent (100%) of the number of Conversion Shares issuable upon conversion of such Purchaser’s Note calculated on the closing date at an exercise price per share equal to $.55 for a term of five (5) years following the Closing Date and (ii) Warrants, in substantially the form attached hereto as Exhibit C-2 (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”), to purchase a number of shares of Common Stock equal to fifty percent (50%) of the number of Conversion Shares issuable upon conversion of such Purchaser’s Note calculated on the closing date at an initial exercise price per share equal to $.75 for a term of five (5) years following the Closing Date.  The number of shares of Common Stock issuable upon exercise of the Warrants issuable to each Purchaser is set forth opposite such Purchaser’s name on Exhibit A attached hereto.

Section 1.2           Purchase Price and Closing.

Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Notes and Warrants for an aggregate purchase price of up to $2,168,000 (the “Purchase Price”).  The closing under this Agreement (the “Closing”) shall take place on or before July 16, 2008 (the “Closing Date”).  The closing of the purchase and sale of the Notes and Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Platinum Long Term Growth VI, LLC (the “Lead Purchaser”), 152 West 57th Street, 54th Floor, New York, 10:00 a.m. New York time; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith.  Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (x) Notes for the principal amount set forth opposite the name of such Purchaser on Exhibit A hereto and (y) the Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto.  At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer of immediately available funds to an account designated by the Company.  All references to Dollars in this Agreement and all other Transaction Documents shall mean and refer to United States Dollars.  Notwithstanding anything to the contrary contained herein, the Purchasers shall be permitted to wire their aggregate Purchase Price to the Lead Purchaser’s counsel, to be held in escrow by the Lead Purchaser’s counsel and to be released upon instruction of the Lead Purchaser and the Company after receipt of the aggregate Purchase Price (it being understood that George Orr’s Purchase Price has already been delivered to the Company).  It is understood and agreed that a portion of the Purchase Price shall be paid directly to repay amounts outstanding pursuant to the Bridge Note (as defined below), amounts owed to Compass Bank by the Company, title insurance and recording charges, the cash payment owed to the Finder (as defined below) upon Closing and the Lead Purchaser’s legal fees (as contemplated by Section 7.1).   Funds owed pursuant to the Bridge Note and the Finder shall be repaid on Closing; provided that the Finder and Viscount Investment, Ltd. shall immediately reinvest such funds in the form of a bridge note, to be repaid within 14 days of the Closing (the “Closing Note”), which funds shall be wired to the Company on Closing.   Viscount Investment Group, Ltd. and Bodie Investment Group Inc. have executed this Agreement to evidence their agreement to loan to the Company the proceeds of the Closing Note.

Section 1.3           Conversion Shares / Warrant Shares.

The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to one hundred fifty percent (150%) of the aggregate number of shares of Common Stock to effect the conversion of the Notes and exercise of the Warrants.  Any shares of Common Stock issuable upon conversion of the Notes (and such shares when issued) are herein referred to as the “Conversion Shares”.  Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares”.  The Notes, the Warrants, the Conversion Shares and the Warrant Shares are sometimes collectively referred to herein as the “Securities”.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1           Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)            Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of Alberta and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company does not have any direct or indirect Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity except as set forth on Schedule 2.1(g) hereto.  The Company and each such Subsidiary (as defined in Section 2.1(g)) is duly qualified as a foreign corporation, limited liability company or limited partnership to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect.  For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement or any of the Transaction Documents in any material respect.

(b)            Authorization; Enforcement.  The Company and the Subsidiaries (as applicable) have the requisite corporate power and authority to enter into and perform this Agreement, the Notes, the Warrants, the Security Agreement by and among the Company and the Subsidiaries, on the one hand, and the Purchasers, on the other hand, dated as of the date hereof, substantially in the form of Exhibit D attached hereto (the “Security Agreement”), the Guarantee to be delivered by each of the Subsidiaries, dated as of the date hereof, substantially in the form of Exhibit E attached hereto (the “Guarantee”), the Officer’s Certificate to be delivered by the Company, dated as of the Closing Date, substantially in the form of Exhibit F attached hereto (the “Officer’s Certificate”), the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of the Closing Date, from Valcent Manufacturing Ltd., as Grantor, substantially in the form of Exhibit G attached hereto (the “Mortgage”), the Environmental Indemnity Agreement, dated as of the Closing Date, between the Company, the Subsidiaries and the Purchasers, substantially in the form of Exhibit H (the “Environmental Indemnity Agreement”), the Patent, Trademark and Copyright Security Agreement by and among the Company, the Subsidiaries and the Agent (as defined in the IP Security Agreement), substantially in the form of Exhibit I attached hereto (the “IP Security Agreement”), and the Irrevocable Transfer Agent Instructions (as defined in Section 3.16 hereof) (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth on Schedule 2.1(b), no further consent or authorization of the Company, its Board of Directors or stockholders is required.  When executed and delivered by the Company and the Subsidiaries, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)            Capitalization.  The authorized capital stock and the issued and outstanding shares of capital stock of the Company as of the Closing Date is set forth on Schedule 2.1(c) hereto.  All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized.  Except as set forth in this Agreement, or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company.  Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company.  Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

(d)            Issuance of Securities.  The Notes and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind.  When the Conversion Shares and Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Notes and Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)            No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the Subsidiaries, the performance by the Company of its obligations under the Notes and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, and the issuance of the Securities as contemplated hereby, do not and will not (i) violate or conflict with any provision of the Company’s Articles of Incorporation (the “Articles”) or Bylaws (the “Bylaws”), each as amended to date, or any Subsidiary’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws)).  Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations.  The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity.

(f)            Commission Documents, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it on SEDAR and with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings on SEDAR or EDGAR incorporated by reference therein being referred to herein as the “Commission Documents”).  Except for the issues raised by the Securities and Exchange Commission to the Company’s annual report on Form 20-F for the year ended March 31, 2007 in a letter dated May 22, 2008, attached hereto as Exhibit J at the times of their respective filings, the Form 6-K for the fiscal quarters ended June 30, 2007, September 30, 2007 and December 31, 2007 (collectively, the “Quarterly Filings”) and the Form 20-F for the fiscal year ended March 31, 2007 (the “Form 20-F”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, relevant Canadian securities laws and other federal, state and local laws, rules and regulations applicable to such documents, and the Quarterly Filings and the Form 20-F did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)            Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary.  For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries and expressly includes Vertigro Algae Technologies, LLC (“Vertigro”).  All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable.  Except as set forth on Schedule 2.1(g) hereto, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto.  Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.  Each subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdictions set forth on Schedule 2.1(g) and has the requisite corporate or other power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(h)            No Material Adverse Change.  Since March 31, 2007, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto.

(i)             No Undisclosed Liabilities.  Except as disclosed on Schedule 2.1(i) hereto, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(j)            No Undisclosed Events or Circumstances.  Since March 31, 2007, except as disclosed on Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)            Indebtedness.  Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $10,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(l)            Title to Assets.  Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect.  Any leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.  Pursuant to, and upon execution and delivery of, the Security Agreement, the IP Security and the Mortgage, the Company and the Subsidiaries shall have granted to the Purchasers and the Agent a perfected, first priority security interest in substantially all of the assets of the Company and the Subsidiaries.

(m)           Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  Except as set forth in the Commission Documents or on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(n)            Compliance with Law.  The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.  The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o)           Taxes.  Except as disclosed on Schedule 2.1(o), the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable.  Except as disclosed on Schedule 2.1(o) hereto or in the Commission Documents, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service.  The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p)            Certain Fees.  Except for the finders’ fee equal to 8% of the aggregate Purchase Price (excluding any Purchase Price payable by George Orr), which is payable to Bodie Investment Group Inc. (the “Finder”), warrants in substantially the form of the Warrants to purchase an aggregate of 658,824 shares of Common Stock (consisting of 439,216 Series A Warrants and 219,608 Series B Warrants) issued to the Finder, and the fees payable to the Finder upon the cash exercise of the Warrants (equal to 8% of the cash exercise price), other than the Warrants issued to George Orr, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.  Further, no finder’s fee is payable on the Closing Note.

(q)            Disclosure.  Except for the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information.  To the best of the Company’s knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r)            Operation of Business.  Except as set forth on Schedule 2.1(r) hereto, the Company and each of the Subsidiaries owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without infringement or any conflict with the rights of others.

(s)            Environmental Compliance.  The Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any  Environmental Laws.  “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  The Company has all necessary governmental approvals required under all Environmental Laws as necessary for the Company’s business or the business of any of its subsidiaries.  To the best of the Company’s knowledge, the Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.  Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t)            Books and Records; Internal Accounting Controls.  The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and its Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u)           Material Agreements.  Except as disclosed in the Commission Documents or as set forth on Schedule 2.1(u) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company’s knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.  Without limiting the generality of the foregoing, the License Agreements (as defined in the Notes) are in full force and effect, and none of the Company or any Subsidiary has received any notice of default thereunder, or event that, with the passage of time or giving of notice or both would constitute a default thereunder, nor has any of the Company or any Subsidiary received any notice of a claim by any person that the Company or any Subsidiary party thereto is not entitled to use the intellectual property licensed thereunder or that Pagic LP (or any other licensor named therein) does not possess the necessary right and authority to license such intellectual property in accordance with the terms of the License Agreements.

(v)           Transactions with Affiliates.  Except as set forth on Schedule 2.1(v) hereto and in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning at least 5% of the outstanding capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents that is not so disclosed in the Commission Documents or in such proxy statement.

(w)           Securities Act of 1933.  The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.  The Company is not, and has never been, a company described in Rule 144(i)(1) under the Securities Act, and is a “reporting issuer” as described in Rule 144(c)(1) under the Securities Act.  Neither the Company, nor any of its directors, officers or controlling persons, has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the securities issued or issuable in connection with the transactions contemplated hereunder.

(x)            Employees.  Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(x) hereto.  Except as set forth on Schedule 2.1(x) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed.  No officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(y)            Absence of Certain Developments.  Except as set forth in the Commission Documents or provided on Schedule 2.1(y) hereto, since March 31, 2007, neither the Company nor any Subsidiary has:

(i)           issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

(ii)          borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and its Subsidiaries;

(iii)         discharged or satisfied any lien or encumbrance in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business;

(iv)        declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

(v)         sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

(vi)        sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $100,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii)       suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)      made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)         made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x)          entered into any material transaction, whether or not in the ordinary course of business;

(xi)         made charitable contributions or pledges in excess of $10,000;

(xii)        suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)       experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv)      entered into an agreement, written or otherwise, to take any of the foregoing actions.

(z)            Public Utility Holding Company Act and Investment Company Act Status.  The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.  The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(aa)          ERISA.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries.  The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.  As used in this Section 2.1(aa), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(bb)          Independent Nature of Purchasers.  The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents.  The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby.  The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.  The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(cc)          No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.  The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and except as set forth on Schedule 2.1(cc) hereto, since January 1, 2008, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(dd)         Dilutive Effect.  The Company understands and acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(ee)           DTC Status.  Except as set forth on Schedule 2.1(ee) hereto, the Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.  The name, address, telephone number, fax number, contact person and email of the Company transfer agent is set forth on Schedule 2.1(ee) hereto.

(ff)           Governmental Approvals.  Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Notes and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

Section 2.2           Representations and Warranties of the Purchasers.

Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date:

(a)            Organization and Standing of the Purchasers.  If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)            Authorization and Power.  Each Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder.  The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required.  When executed and delivered by the Purchasers, the other Transaction Documents shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)            Acquisition for Investment.  Each Purchaser is purchasing the Securities solely for its own account and not with a view to or for sale in connection with distribution.  Each Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.  Each Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(d)            Rule 144.  Each Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available.  Each Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances.  Each Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(e)            General.  Each Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities.  Each Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f)            No General Solicitation.  Each Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.  Each Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(g)           Accredited Investor.  Each Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.  Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(h)            Certain Fees.  The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(i)            Independent Investment.  No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities.

ARTICLE III

COVENANTS

The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees:

Section 3.1           Securities Compliance.

The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

Section 3.2           Registration and Listing.

The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act and any applicable Canadian securities laws, to comply with all requirements related to any registration statement filed registering any of the Securities for resale, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act.  The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other Trading Market (as defined in the Notes).  If required, the Company will promptly file the “Listing Application” for, or in connection with, the issuance and delivery of the Shares and the Warrant Shares.  Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.  Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3           Inspection Rights.

Provided same would not be in violation of Regulation FD, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own any Conversion Shares or Warrant Shares, for purposes reasonably related to such Purchaser’s interests as a stockholder, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the publicly available, non-confidential affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

Section 3.4           Compliance with Laws.

The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

Section 3.5           Keeping of Records and Books of Account.

The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6           Reporting Requirements.

If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own Securities:

(a)           Quarterly Reports on Form 6-K as soon as practical after the document is or would have been required to be filed with the Commission;

(b)           Annual Reports filed with the Commission on Form 20-F as soon as practical after the document is or would have been required to be filed with the Commission; and

(c)            Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.7           Other Agreements.

The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

Section 3.8           Use of Proceeds.

The proceeds from the sale of the Securities hereunder shall be used by the Company for general working capital and the repayment of indebtedness owed pursuant to the Promissory Note, dated on or about July 2, 2008, in the original principal amount of $200,000 (the “Bridge Note”), and to Compass Bank in the amount set forth in Schedule 3.8.  In no event shall the proceeds be used to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.9           Reporting Status.

So long as a Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act and under relevant Canadian securities laws, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.10         Disclosure of Transaction.

The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) within three Trading Days of the Closing Date.  The Company shall also file with the Commission a Current Report on Form 6-K (the “Form 6-K”) describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than three (3) Trading Days following the Closing Date, which Press Release and Form 6-K shall be subject to prior review and comment by the Purchasers.  “Trading Day” means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.

Section 3.11         Disclosure of Material Information.

The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.  In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall publicly disclose any material, non-public information in a Form 6-K within five (5) Business Days of the date that it discloses such information to any Purchaser.  In the event that the Company discloses any material, non-public information to a Purchaser and fails to publicly file a Form 6-K in accordance with the above, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure.

Section 3.12         Pledge of Securities.

The Company acknowledges that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of the Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledge shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. At the Purchasers’ expense, the Company hereby agrees to execute and deliver such documentation as a pledge of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

Section 3.13         Amendments.

The Company shall not amend or waive any provision of the Articles or Bylaws of the Company in any way that would adversely affect exercise rights, voting rights, conversion rights, prepayment rights or redemption rights of the holder of the Notes or the Warrants.

Section 3.14         Distributions.

Except as provided in Schedule 3.14, so long as any Notes or Warrants remain outstanding, the Company agrees that it shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock (or security convertible into or exercisable for Common Stock) or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

Section 3.15         Reservation of Shares.

So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, one hundred fifty percent (150%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

Section 3.16         Transfer Agent Instructions

The Company shall issue instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit K attached hereto (the “Irrevocable Transfer Agent Instructions”).  The Company warrants that the Conversion Shares and Warrant Shares shall otherwise be freely transferable on the books and records of the Company, subject to the requirements of applicable law.  Nothing in this Section 3.16 shall affect in any way each Purchaser’s obligations and agreements set forth in Section 5.1 to comply with all applicable prospectus delivery requirements, if any, or other exemption from registration upon resale of the Conversion Shares and the Warrant Shares.  If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Conversion Shares or Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Conversion Shares or Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend.  The Company acknowledges that a breach by it of its obligations under this Section 3.16 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.16 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.16, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.17         Opinions.

The Company will provide, at the Company’s expense, such legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement, Rule 144 or an exemption from registration.  In the event that Common Stock is sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel (at its expense) to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, if more than one year has elapsed from the Closing Date, or to permit sale of the shares if pursuant to the other provisions of Rule 144).

Section 3.18         Acquisition of Assets.

In the event the Company or any Subsidiary acquires any assets or other properties, such assets or properties shall constitute a part of the Collateral (as defined in the Security Agreement) and the Company shall take all action necessary to perfect the Purchasers’ security interest in such assets or properties pursuant to the Security Agreement.

Section 3.19         Subsequent Financings.

(a)           For so long as the Notes remain outstanding, the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a “Rights Notice”) the Purchasers of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party  (a “Subsequent Financing”), of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including convertible debt securities (collectively, the “Financing Securities”).  The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall be within twenty (20) calendar days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith.  The Rights Notice shall provide each Purchaser an option (the “Rights Option”) during the ten (10) days following delivery of the Rights Notice (the “Option Period”) to inform the Company whether such Purchaser will purchase securities in such Subsequent Financing, up to its pro rata portion (as described below) of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing.  If any Purchaser elects not to participate in such Subsequent Financing, the other Purchasers may participate on a pro-rata basis.  For purposes of this Section, all references to “pro rata” means, for any Purchaser electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the principal amount of the Notes purchased by such Purchaser at each Closing by (y) the total principal amount of all of the Notes purchased by all of the participating Purchasers at each Closing.  Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing.  If the Company does not receive notice of exercise of the Rights Option from the Purchasers within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the material terms and conditions of the closing are substantially the same as those provided to the Purchasers in the Rights Notice.  If the closing of the proposed Subsequent Financing does not occur on that date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of  Sections 3.19(a) and (c), including, without limitation, the delivery of a new Rights Notice.  The provisions of this Section 3.19(a) shall not apply to: (i) issuances of securities in a Permitted Financing; or (ii) with respect to any Purchaser that holds less than 10% of the Notes issued to it upon the Closing.

(b)           For purposes of this Agreement, a Permitted Financing shall not be considered a Subsequent Financing.  A “Permitted Financing” shall mean (i) any financing described in and meeting the requirements of Section 3.5(c) of the Notes, (ii) any Subsequent Financing whereby the Company issues equity securities or securities exercisable or convertible to common stock as part of a capital raising transaction or series of transactions to raise up to $10 million so long as such equity securities are issued by the Company, or convertible or exercisable, at a price equal to at least $0.55 per share (as adjusted for splits, combinations and the like occurring after the date hereof); and (iii) any Subsequent Financing for which the proceeds will be used to fully satisfy the Company’s obligations under the Note.

(c)            So long as the Notes are outstanding, if the Company enters into any Subsequent Financing on terms more favorable than the terms governing the Notes, then each Purchaser in its sole discretion may exchange its Note, valued at their stated value (stated principal amount), together with accrued but unpaid interest (which interest payments shall be payable, at the sole option of such Purchaser, in cash or in the form of the new securities to be issued in the Subsequent Financing), for the securities issued or to be issued in the Subsequent Financing.  The Company covenants and agrees to promptly notify in writing the Purchasers of the terms and conditions of any such proposed Subsequent Financing.  Neither an exchange pursuant to this provision nor any repayment or conversion of the Note shall have any effect on a Purchaser’s Warrants.  The Warrants constitute a separate, detachable security from the Notes.  Notwithstanding any such exchange, repayment or conversion, the Purchasers shall retain all of the outstanding Warrants which they received upon Closing, or otherwise, that have not been exercised by the Purchasers.

Section 3.20         Variable Rate Securities.

For so long as any Notes have not been paid in full or converted in full, except for a Permitted Financing described in clauses (ii) and (iii) of the definition of Permitted Financing in Section 3.19(b) above, the Company shall not issue or sell, or agree to issue or sell Variable Equity Securities (as defined below), without obtaining the prior written approval of each of the Purchasers.  For purposes hereof, the following shall be collectively referred to herein as, the “Variable Equity Securities”: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, or (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required to or has the option to (or the investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock (whether or not such payments in stock are subject to certain equity conditions), or (C) any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula.

Section 3.21         Registration Rights.

If, within one year of the Closing Date,  the Company shall determine to prepare and file with the Commission a registration statement (a “Registration Statement”) relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form F-4 or Form S-8 (each as promulgated under the Securities Act), or their then equivalents, relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Purchasers a written notice of such determination and, if within ten days after the date of such notice, a Purchaser shall so request in writing, the Company shall include in such Registration Statement all or any part of the Conversion Shares or Warrant Shares as such Purchaser requests to be registered so long as such Conversion Shares or Warrant Shares are proposed to be disposed in the same manner as those set forth in the Registration Statement; provided, however, that if the number of Conversion Shares or Warrant Shares offered for participation in the proposed offering is greater than, in the reasonable opinion of the managing underwriter (if any) of the proposed offering, can be accommodated without adversely affecting the proposed offering, then the number of shares of Common Stock included in such registration shall be subject to reduction to a number deemed satisfactory by the managing underwriter, which reduction shall be allocated pro rata among all parties offering securities pursuant to such Registration Statement.  The Company shall use its best efforts to cause any Registration Statement to be declared effective by the Commission as promptly as is possible following it being filed with the Commission and to remain effective until all Conversion Shares subject thereto have been sold or may be sold without limitations as to volume or the availability of current public information under Rule 144.  All fees and expenses incident to the performance of or compliance with this Section 3.21 by the Company shall be borne by the Company whether or not any Conversion Shares or Warrant Shares are sold pursuant to the Registration Statement.  The Company shall indemnify and hold harmless each Purchaser, the officers, directors, members, partners, agents, brokers, investment advisors and employees of each of them, each person who controls each Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, shareholders, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included therein or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 3.21, except, with respect to a Purchaser, to the extent, but only to the extent, that such untrue statements or omissions referred to in (1) above are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein.

ARTICLE IV

CONDITIONS

Section 4.1           Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities.

The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Accuracy of the Purchasers’ Representations and Warranties.  The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Purchasers.  Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Delivery of Purchase Price.  The Purchase Price for the Securities shall have been delivered to or on behalf of the Company on the Closing Date; provided, that, (i) any fees owed to the Finder shall be delivered directly to the Finder by the Purchasers on Closing, (ii) any portion of the Purchase Price required to repay all outstanding indebtedness owed pursuant to the Bridge Note and owed Compass Bank shall be delivered directly by the Purchasers to such parties, (iii) legal fees of the Lead Purchaser may be withheld by the Lead Purchaser from funds to be delivered to the Company on Closing and (iv) any recording fees and premium relating to title insurance may be withheld by the Lead Purchaser from funds to be delivered to the Company on Closing.

(e)           Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

Section 4.2           Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities.

The obligation hereunder of the Purchasers to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)           No Suspension, Etc.  Trading in the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities.

(d)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)           No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)           Opinion of Counsel.  The Purchasers shall have received one or more opinions of counsel to the Company, dated the date of the Closing, substantially in the form of Exhibit L hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchasers.

(g)           Notes and Warrants; Guarantees.  At or prior to the Closing, the Company shall have delivered to the Purchasers the Notes (in such denominations as each Purchaser may request) and the Warrants (in such denominations as each Purchaser may request), and the Subsidiaries shall have delivered the Guarantees.

(h)           Secretary’s Certificate.  The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Articles, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(i)           Officer’s Certificate.  On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (a)-(e) and (k) of this Section 4.2 as of the Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

(j)           Mortgaged Land and Premises.  As of the Closing Date, the Mortgage shall have been recorded in the land records of El Paso, Texas and shall be a first priority lien on the land and premises described therein.  The Company and the Subsidiaries shall deliver a title insurance policy, in form and substance satisfactory to the Purchasers, with respect to the land and premises described in the mortgage, the premium of which shall be paid by the Company at Closing (or withheld by the Lead Purchaser).  The Environmental Indemnity Agreement shall have been delivered to each Purchaser.

(k)           Material Adverse Effect.  No Material Adverse Effect shall have occurred.

(l)           Transfer Agent Instructions.  The Irrevocable Transfer Agent Instructions, in the form of Exhibit K attached hereto, shall have been delivered to the Company’s transfer agent.

(m)           Security Agreements.  At the Closing, the Company shall have executed and delivered the Security Agreement and IP Security Agreement to each Purchaser.

(n)           UCC Financing Statements.  The Company and the Subsidiaries shall have filed (or authorized the filing of) all UCC and similar financing statements in form and substance satisfactory to the Purchasers at the appropriate offices to create a valid and perfected security interest in the Collateral (as defined in the Security Agreement).

(o)           Global Green Agreement.   Global Green Solutions Inc. shall have consented to the Guaranty of Vertigro and the pledge of the Company’s or Subsidiaries’ interests in Vertigro to the Agent for the benefit of the Purchasers.

(p)           Pagic LP Agreement.  Pagic LP and the other licensors named therein shall have agreed with the Purchasers not to terminate, amend or modify the License Agreements without the express written consent of the Purchasers, which agreement shall be in form and substance satisfactory to the Purchasers.

ARTICLE V

CERTIFICATE LEGEND

Section 5.1           Legend.

Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR VALCENT PRODUCTS INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 17, 2008.

The Company agrees to issue or reissue certificates representing any of the Conversion Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such Conversion Shares or Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request, and (x) such Conversion Shares and/or Warrant Shares have been registered for sale under the Securities Act and the holder is selling such shares and is complying with its prospectus delivery requirement under the Securities Act, (y) the holder is selling such Conversion Shares and/or Warrant Shares in compliance with the provisions of Rule 144 or (z) the provisions of paragraph (b)(1)(i) of Rule 144 apply to such Shares.

ARTICLE VI

INDEMNIFICATION

Section 6.1           General Indemnity.

The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

Section 6.2           Indemnification Procedure.

Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

MISCELLANEOUS

Section 7.1           Fees and Expenses.

Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay all actual attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Lead Purchasers in connection with (i) the preparation, negotiation, execution and delivery of the Transaction Documents and the transactions contemplated thereunder, which payment shall be made at Closing and shall not exceed $19,500 (plus disbursements and out-of-pocket expenses), and (ii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents.  In addition, the Company shall pay (i) any fees and expenses relating to the title insurance with respect to the property described in the Mortgage, and (ii) all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses.

Section 7.2           Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.  The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The parties hereby waive all rights to a trial by jury.

Section 7.3           Entire Agreement; Amendment.

This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding at least a majority of the principal amount of the Notes then held by the Purchasers.  Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company.

Section 7.4           Notices.

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:                               Valcent Products Inc.
Suite 1010 – 789 West Pender Street
Vancouver, British Columbia, Canada
V6C 1H2
Attn: Grant Atkins
Tel: (604) 637-3106
Fax: (604) 606-7980

with copies (which copies
shall not constitute notice
to the Company) to:                             Burns Figa & Will P.C.
6400 S. Fiddlers Green Circle
Suite 1000
Greenwood Village, CO 80111
Attn: Theresa M. Mehringer
Tel: (303) 796-2626
Fax: (303) 796-2777

If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this Agreement, with copies to Purchaser’s counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies to:

Shane W. McCormack, Esq.
Burak Anderson & Melloni, PLC
30 Main Street, PO Box 787
Burlington, VT 05402-0787
Tel: (802) 862-0500
Fax: (802) 862-8176

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 7.5           Waivers.

No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.  No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  This provision constitutes a separate right granted to each Purchaser by the Company and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Section 7.6           Headings.

The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7           Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.  The Purchasers may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 7.8           No Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9           Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.  In no event shall the rate of interest payable hereunder or under any of the other Transaction Documents exceed the maximum rate (if any) permitted by applicable law.

Section 7.10         Survival.

The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing until the third anniversary of the Closing Date; the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and Closing hereunder.

Section 7.11         Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.12         Publicity.

The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation and then only to the extent of such requirement.

Section 7.13         Severability.

The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14         Further Assurances.

From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

Section 7.15         Collateral Agent.

(a)           Appointment.  Each Purchaser hereby appoints the Lead Purchaser as the Collateral Agent under the Security Agreement, the Mortgage and the IP Security Agreement (collectively, the “Security Documents”) and each Purchaser authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Security Documents as are delegated to the Collateral Agent under such agreements and to exercise such powers as are reasonably incidental thereto.  Without limiting the foregoing, each Secured Party hereby authorizes the Collateral Agent to execute and deliver, and to perform its obligations under, each of the documents to which the Collateral Agent is a party relating to security for the obligations under the Notes, to exercise all rights, powers and remedies that the Collateral Agent may have under such Security Documents and, in the case of the Security Documents, to act as agent for the Purchasers under such Transaction Documents.

(b)           Instructions of Purchasers.  The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Purchasers holding at least 51% of the aggregate amount of the Notes then outstanding, and such instructions shall be binding upon all Purchasers; provided, however, that the Collateral Agent shall not be required to take any action that (i) the Collateral Agent in good faith believes exposes it to personal liability unless the Collateral Agent receives an indemnification satisfactory to it from the Purchasers with respect to such action or (ii) is contrary to this Agreement or applicable law.

(c)           Duties are Administrative in Nature.  In performing its functions and duties under the Security Documents and the other documents required to be executed or delivered in connection therewith, the Collateral Agent is acting solely on behalf of the Purchasers and its duties are entirely administrative in nature.  The Collateral Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein.  The Collateral Agent may perform any of its duties under any Security Document by or through its agents or employees.

(d)           No Liability.  None of the Collateral Agent, any of its affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with the Security Documents, except for its, his, her or their own gross negligence or willful misconduct.

(e)           Investigation.  Each Secured Party acknowledges that it shall, independently and without reliance upon the Collateral Agent or any other Secured Party conduct its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the issuance of the Securities.  Each Secured Party also acknowledges that it shall, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Transaction Documents.

(f)           Indemnification.  Each Purchaser agrees to indemnify the Collateral Agent and each of its affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Company), from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Collateral Agent or any of its affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of the Security Documents or any action taken or omitted by the Collateral Agent under the Security Documents or the document related thereto; provided, however, that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s or such Affiliate’s gross negligence or willful misconduct.

(g)           Resignation. The Collateral Agent may resign at any time by giving written notice thereof to the Purchasers and the Company.  Upon any such resignation, the Purchasers shall have the right to appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed by the Purchasers, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent’s giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Purchasers, appoint a successor Collateral Agent, selected from among the Purchasers.  Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Transaction Documents and any other documents required to be executed or delivered in connection therewith.  Prior to any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Transaction Documents.  After such resignation, the retiring Collateral Agent shall continue to have the benefit of this Agreement as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement, the Security Documents and any other documents required to be executed or delivered in connection therewith.

(h)           Binding.  Each Purchaser agrees that any action taken by the Collateral Agent in accordance with the provisions of this Agreement or of the other document relating thereto, and the exercise by the Collateral Agent or the Purchasers of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Purchasers.

(i)            Releases.  Each of the Purchasers hereby directs, in accordance with the terms hereof, the Collateral Agent to release (or in the case of clause (ii) below, release or subordinate) any Lien held by the Collateral Agent for the benefit of the Purchasers against any of the following: (i) all of the Collateral upon payment and satisfaction in full of all obligations under the Notes and all other obligations under the Transaction Documents that the Collateral Agent has been notified in writing are then due and payable; (ii) any assets that are subject to a Lien; and (iii) any part of the Collateral sold or disposed of by the Company or any Subsidiary if such sale or disposition is permitted by this Agreement and the other Transaction Documents (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement and the other Transaction Documents).  Each of the Purchasers hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 7.15 promptly upon the effectiveness of any such release.

Section 7.16         Representation of Lead Purchaser.

It is acknowledged by each Purchaser that the Lead Purchaser has retained Burak Anderson & Melloni, PLC to act as its counsel in connection with the transactions contemplated by the Transaction Documents and that Burak Anderson & Melloni, PLC has not acted as counsel for any Purchaser, other than the Lead Purchaser, in connection with the transactions contemplated by the Transaction Documents and that none of such Purchasers has the status of a client for conflict of interest or any other purposes as a result thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

VALCENT PRODUCTS INC.

By:	/s/
Name:
Title:

PURCHASERS:

PLATINUM LONG TERM GROWTH VI, LLC

By:	/s/
Name:
Title:

ALPHA CAPITAL AG

By:	/s/
Name:
Title:

OSHER CAPITAL PARTNERS LLC

By:	/s/
Name:
Title:

George Orr

For purposes of Section 1.2 hereof only:

VISCOUNT INVESTMENT LTD.

By:	/s/
Name:
Title:

BODIE INVESTMENT GROUP INC.

By:	/s/
Name:
Title:

Schedule 3.8

Loan Payoff to Compass Bank:	$167,677.61

Exhibit A
Names of Purchasers

Purchaser	Address	Principal Amount of Notes
Platinum Long Term Growth VI, LLC	152 West 57th Street, 54th Floor, New York, NY 10019	$1,848,000
Alpha Capital AG	150 Central Park South Second Floor New York N.Y. 10019	$280,000
Osher Capital Partners LLC	5 Sansberry Lane Spring Valley NY 10977	$112,000
George Orr	15276 83rd Avenue Surrey, B.C. VS3 8M7	$188,160

A-1